Exhibit 6.13

SECURITY AGREEMENT

DATE:	November 29,2017

PARTY:
Peter-Christian Olivo, 1615 7th Street, Boulder, CO 80302 (the "Secured Party")

VirtualArmour International, Inc, 8085 S. Chester Street, Centennial, CO 80112;
Taxpayer Identification Number: 81-1256856 ("Debtor")

AGREEMENTS:

IN CONSIDERATION of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Party agree as follows:

1.      Grant of Security Interest and Collateral.  In order to secure payment and performance of each and every debt, liability and obligation which Debtor may now or at any time hereafter owe to Secured Party arising under that certain Secured Promissory Note of Debtor made payable to the Secured Party (the "Note") (together with this Security Agreement the "Loan Documents"); whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises under or is evidenced by this Security Agreement (all such debts, liabilities and obligations and any amendments, extensions, renewals or replacements thereof are herein collectively referred to as the "Obligations"), Debtor hereby grants Secured Party a security interest (the "Security Interest") in the following property of Debtor (the "Collateral"):

(a)      all Goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Commercial Tort Claims, Documents, Instruments (including any promissory notes), Chattel Paper (whether tangible or electronic), cash, Deposit Accounts, fixtures, Letters of Credit Rights (whether or not the letter of credit is evidenced by a writing), securities, and all other Investment Property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located (as such capitalized terms may be defined in the Uniform Commercial Code as in effect in the state of Colorado from time to time (the "UCC")); and

(b)      all Debtor's Books (as such term may be defined in the UCC) relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

2.      Representations, Warranties and Agreements.  Debtor represents, warrants and agrees that:

(a)      Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  This Security Agreement has been duly and validly authorized by all necessary corporate action.  Debtor has the requisite corporate power and authority to execute this Security Agreement, to perform Debtor's obligations hereunder and to subject the Collateral to the Security Interest.  Debtor's organizational identification and taxpayer identification numbers are shown at the beginning of this Security Agreement.  Debtor will give at least 10 days' advance written notice to Secured Party of any change in Debtor's name.

(b)      Debtor's chief place of business is located at the address shown at the beginning of this Security Agreement, and Debtor's records concerning the Collateral are kept at such address.  The Collateral is located at the address shown at the beginning of this Security Agreement and at the addresses set forth on Exhibit A attached hereto.  Debtor will give at least 10 days' advance written notice to Secured Party of any change in Debtor's jurisdiction of organization or chief place of business and any change in or addition of any location of the Collateral.

(c)      Except for Permitted Liens (as defined below) and the Security Interest, Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances and will defend the Collateral against all claims or demands of all persons other than Secured Party and the holders of Permitted Liens.  For purposes of this Security Agreement, the term "Permitted Liens" shall mean:

(i)      liens arising under this Agreement or the other Loan Documents and any liens existing on the date of this Security Agreement and set forth on Exhibit A attached hereto;

(ii)     liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, and so long as Debtor's title to its property is not materially adversely affected and its use of such property in the ordinary course of business is not materially interfered with;

(iii)    purchase money liens and capital leases (A) on equipment acquired or held by Debtor and incurred for financing the acquisition of the equipment, or (B) existing on equipment when acquired, if the lien is confined to the property and improvements and the proceeds of the equipment;

(iv)    leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Debtor's business, if the leases, subleases, licenses and sublicenses permit granting the Security Interest; and

(v)     liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in (i) through (iv), but any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase.

(d)      Except for sales, transfers and other dispositions in the ordinary course of Debtor's business consistent with past practices, Debtor will not sell or otherwise transfer or dispose of the Collateral or any interest therein.
(e)      Debtor will keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof.

(f)      Debtor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral (provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and so long as Debtor's title to its property is not materially adversely affected, its use of such property in the ordinary course of business is not materially interfered with and adequate reserves with respect thereto have been set aside on its books in accordance with generally accepted accounting principles).

(g)      Debtor will at all times keep all tangible Collateral insured against risks of fire, theft, and such other risks as is customary for Debtor's business and with such coverage amounts as is customary for Debtor's business.

(h)      Debtor hereby authorizes the filing of such financing statements as Secured Party may deem necessary or advisable in order to perfect the Security Interest and, if any Collateral is covered by a certificate of title, Debtor will from time to time execute such documents as may be required to have the Security Interest properly noted on a certificate of title.

(i)      Debtor will pay when due or reimburse each Secured Party on demand for all reasonable out-of-pocket costs of collection of any of the Obligations and all other reasonable out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by any Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this Security Agreement or any or all of the Obligations.

(j)      Debtor will take all such actions as Secured Party may reasonably request to permit the Secured Party to establish and perfect the Security Interest in all jurisdictions any Secured Party deems necessary.  Without in any way limiting the generality of the foregoing, Debtor will execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Security Agreement.

(k)      Debtor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

If Debtor at any time fails to perform or observe any of the foregoing agreements, immediately upon the occurrence of such failure, without notice or lapse of time, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs and transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations.  To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or their delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

3. Subordination.  The Security Interest and the rights and remedies granted to the Secured Party hereunder shall be subordinated to the rights and obligations that the Debtor owes to LSQ Funding Group, L.C. for their financing of the Debtor's accounts receivables and to On Deck Capital, Inc. for their outstanding business loan to the Debtor.

4. Right to Offset.  Nothing in this Security Agreement shall be deemed a waiver or prohibition of Secured Party's right of offset or counterclaim.

5. Events of Default.  The occurrence of any "Event of Default" (as such term is defined in the Note) shall constitute an Event of Default hereunder.

6. Remedies Upon Event of Default.  Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default is cured, Secured Party may exercise any one or more of the rights or remedies set forth in the Notes or any other remedies available to Secured Party under applicable law, subject to Section 8 below and to the terms of the Subordination Agreement. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

7. Other Personal Property.  If at the time Secured Party takes possession of any tangible Collateral and any goods, papers or other properties of Debtor, not affixed to or constituting a part of such Collateral, are located or found upon or within such Collateral, Debtor shall notify Secured Party in writing of that fact, describing the property so located or found, within seven calendar days after the date on which Secured Party took possession. Unless and until Secured Party receive such notice from Debtor, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge of the fact that it was located or to be found upon such Collateral.

8. Actions by the Secured Party.  All actions, omissions and decisions of the Secured Party hereunder or any amendment of the Loan Documents (each called herein "Act of the Secured Party"), shall be determined by the written consent of the Secured Party.

9. Amendment; Waivers.  This Security Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by both (a) the Secured Party and (b) Debtor.  A waiver shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party rights or remedies and shall not operate as a waiver thereof.

10. Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

11. Miscellaneous.  Secured Party's duty of care with respect to Collateral in their possession (as imposed by law) shall be deemed fulfilled if Secured Party exercise reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercise reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  Secured Party shall not be obligated to preserve any rights Debtor may have against prior Party, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.  This Security Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party.  In all respects, including all matters of construction, validity and performance, this Security Agreement and the Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of Debtor's jurisdiction of formation.  This Security Agreement shall terminate without the consent of Secured Party upon payment and performance in full of the Obligations, including, but not limited to, upon the conversion of all outstanding balances due under the Notes. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the conversion of all outstanding balances under a Note or payment in full of the outstanding balance of a Note: (a) this Security Agreement is terminated with respect to the Secured Party holding such Note ("Noteholder"), (b) all security interests in the Collateral held by the Noteholder are automatically terminated and released, (c) the Debtor is hereby authorized to file such UCC financing statement amendments as Debtor deems necessary to delete Noteholder as a secured party on, or to terminate, any UCC-1 financing statements or initial UCC financing statements naming the Debtor as debtor and the Noteholder as secured party, and (d) the Noteholder will execute all release documents as Debtor may reasonably request.
[Signature pages follow.]

IN WITNESS WHEREOF, the Party have caused this Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

DEBTOR:
VirtualArmour International, Inc.

By: /s/ Todd L. Kannegieter
      Todd L. Kannegieter
Title:       CEO

STATE OF COLORADO	)
)
COUNTY OF BOULDER	)

The foregoing instrument was acknowledged before me this ___ day of November 2017, by Todd L. Kannegieter (who is known to me personally or who produced a driver's license as identification), the President of VirtualArmour International, Inc., a Colorado corporation, on behalf of such company.

____________________________________
Notary Public
(Notary Seal)

Secured Party

Peter-Christian Olivo

Signature:  /s/ Peter-Christian Olivo

Exhibit A
Permitted Liens

The security interests granted pursuant to:

-
The Invoice Purchase Agreement, dated April 20, 2017, made between VirtualArmour International Inc. ("VAI") and LSQ Funding Group for the purchase and financing of VAI's outstanding accounts receivable.

-	The Business Loan, dated January 5, 2018, made between VirtualArmour International Inc. ("VAI") and On Deck Capital, Inc. to provide VAI with working capital.